Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

July 2, 2026

Peraso Inc.

2033 Gateway Place, Suite 500

San Jose, California 95110

Re:	Peraso Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Peraso Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the resale of up to 31,750,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock,” and such shares, the “Shares”) that the Company may sell, from time to time at its sole discretion, pursuant to the Common Stock Purchase Agreement, dated as of June 30, 2026 (the “Purchase Agreement”), by and between the Company and the selling stockholder identified in the Registration Statement.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; (d) the prospectus contained in the Registration Statement; (e) the Purchase Agreement; and (f) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, and when issued and paid for in accordance with and upon the terms and conditions of the Purchase Agreement, such Shares will be validly issued, fully paid and non-assessable.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

July 2, 2026 Page 2

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Shares.

This opinion is opining upon and is limited to the Delaware General Corporation Law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion letter is given as of the date hereof, and we are under no duty to update the opinion contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP